Exhibit 99.1

Strategic Education, Inc. Reports First Quarter 2023 Results

HERNDON, Va.--(BUSINESS WIRE)--April 27, 2023--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended March 31, 2023.

“As we complete the first quarter, we are pleased with our progress toward enrollment, revenue, and earnings growth in 2023,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “We are encouraged by the return to total enrollment growth within the U.S. Higher Education segment and strength within the Education Technology Services segment, and are optimistic about the Australia/New Zealand segment as conditions normalize.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended March 31

  Revenue decreased 0.9% to $256.6 million compared to $258.9 million for the same period in 2022.
  Loss from operations was $1.3 million, compared to income from operations of $13.4 million or 5.2% of revenue for the same period in 2022. Adjusted income from operations, which is a non-GAAP financial measure, was $8.2 million compared to $19.4 million for the same period in 2022. The adjusted operating income margin, which is a non-GAAP financial measure, was 3.2% compared to 7.5% for the same period in 2022. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Net loss was $2.0 million compared to net income of $7.0 million for the same period in 2022. Adjusted net income, which is a non-GAAP financial measure, was $5.8 million compared to $13.1 million for the same period in 2022.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $27.2 million compared to $38.4 million for the same period in 2022.
  Diluted loss per share was $0.09 compared to diluted earnings per share of $0.29 for the same period in 2022. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $0.24 from $0.54 for the same period in 2022. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $0.25. Adjusted diluted weighted average shares outstanding, which is a non-GAAP financial measure, decreased to 24,023,000 from 24,114,000 for the same period in 2022.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University and Capella University.
  For the first quarter, student enrollment within USHE increased 2.3% to 79,935 compared to 78,172 for the same period in 2022.
  For the first quarter, FlexPath enrollment was 21% of USHE enrollment compared to 20% for the same period in 2022.
  Revenue increased 0.6% to $196.9 million in the first quarter of 2023 compared to $195.8 million for the same period in 2022, driven by higher first quarter enrollment.
  Income from operations was $9.6 million in the first quarter of 2023 compared to $15.5 million for the same period in 2022. The operating income margin was 4.9%, compared to 7.9% for the same period in 2022.

Education Technology Services Segment Highlights

  The Education Technology Services segment (ETS) is comprised primarily of Employer Solutions, Sophia Learning, and Workforce Edge.
  For the first quarter, employer affiliated enrollment was 26.3% of USHE enrollment compared to 23.0% for the same period in 2022.
  For the first quarter, Sophia Learning had an increase in average total subscribers of approximately 24% from the same period in 2022.
  As of March 31, 2023, Workforce Edge had a total of 58 corporate agreements, collectively employing approximately 1,330,000 employees.
  Revenue increased 24.9% to $18.2 million in the first quarter of 2023 compared to $14.6 million for the same period in 2022, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
  Income from operations was $5.8 million in the first quarter of 2023 compared to $4.7 million for the same period in 2022. The operating income margin was 31.8%, compared to 32.3% for the same period in 2022.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
  For the first quarter, student enrollment within ANZ decreased 6.3% to 19,269 compared to 20,575 for the same period in 2022.
  Revenue decreased 14.4% to $41.5 million in the first quarter of 2023 compared to $48.5 million for the same period in 2022, primarily driven by the timing of the first academic term of the year. Revenue on a constant currency basis decreased 8.3% to $44.5 million in the first quarter of 2023 compared to $48.5 million for the same period in 2022.
  Loss from operations was $7.2 million in the first quarter of 2023 compared to loss from operations of $0.7 million for the same period in 2022. Loss from operations on a constant currency basis was $7.1 million in the first quarter of 2023, compared to loss from operations of $0.7 million for the same period in 2022.

Balance Sheet and Cash Flow

At March 31, 2023, Strategic Education had cash, cash equivalents, and marketable securities of $240.0 million, and $101.3 million outstanding under its revolving credit facility. For the first three months of 2023, cash provided by operations was $35.2 million compared to $56.6 million for the same period in 2022. Capital expenditures for the first three months of 2023 were $8.3 million compared to $9.7 million for the same period in 2022. Capital expenditures for 2023 are expected to be approximately $45 million.

For the first quarter of 2023, consolidated bad debt expense as a percentage of revenue was 3.8%, compared to 2.8% of revenue for the same period in 2022.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on June 5, 2023 to shareholders of record as of May 26, 2023.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its first quarter 2023 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
  the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
  the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data)

	For the three months ended March 31,
	2022	2023
Revenues	$258,855	$256,606
Costs and expenses:
Instructional and support costs	144,624	152,938
General and administration	94,784	95,465
Amortization of intangible assets	3,738	3,532
Merger and integration costs	410	425
Restructuring costs	1,858	5,595
Total costs and expenses	245,414	257,955
Income (loss) from operations	13,441	(1,349)
Other income (expense)	(1,171)	398
Income (loss) before income taxes	12,270	(951)
Provision for income taxes	5,241	1,077
Net income (loss)	$7,029	$(2,028)
Earnings (loss) per share:
Basic	$0.29	$(0.09)
Diluted	$0.29	$(0.09)
Weighted average shares outstanding:
Basic	23,948	23,430
Diluted	24,114	23,430

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	December 31, 2022	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$213,667	$202,824
Marketable securities	9,156	24,490
Tuition receivable, net	62,953	71,860
Assets held for sale	—	3,793
Other current assets	43,285	54,046
Total current assets	329,061	357,013
Property and equipment, net	132,845	124,298
Right-of-use lease assets	125,248	120,533
Marketable securities, non-current	13,123	12,699
Intangible assets, net	260,541	256,715
Goodwill	1,251,277	1,243,330
Other assets	49,652	51,180
Total assets	$2,161,747	$2,165,768

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,588	$93,147
Income taxes payable	6,989	2,371
Contract liabilities	88,488	122,984
Lease liabilities	23,879	23,207
Total current liabilities	209,944	241,709
Long-term debt	101,396	101,344
Deferred income tax liabilities	34,605	36,338
Lease liabilities, non-current	134,006	131,908
Other long-term liabilities	46,006	44,040
Total liabilities	525,957	555,339
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,402,891 and 24,591,375 shares issued and outstanding at December 31, 2022 and March 31, 2023, respectively	244	246
Additional paid-in capital	1,510,924	1,511,590
Accumulated other comprehensive loss	(35,068)	(44,300)
Retained earnings	159,690	142,893
Total stockholders’ equity	1,635,790	1,610,429
Total liabilities and stockholders’ equity	$2,161,747	$2,165,768

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	For the three months ended March 31,
	2022	2023
Cash flows from operating activities:
Net income (loss)	$7,029	$(2,028)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	138	138
Amortization of investment discount/premium	15	3
Depreciation and amortization	16,272	14,651
Deferred income taxes	(4,955)	1,872
Stock-based compensation	5,068	5,632
Impairment of right-of-use lease assets	—	3,649
Changes in assets and liabilities:
Tuition receivable, net	(12,669)	(8,892)
Other assets	(6,374)	(10,891)
Accounts payable and accrued expenses	2,972	1,831
Income taxes payable and income taxes receivable	9,660	(4,613)
Contract liabilities	41,012	34,035
Other liabilities	(1,573)	(145)
Net cash provided by operating activities	56,595	35,242

Cash flows from investing activities:
Purchases of property and equipment	(9,686)	(8,270)
Purchases of marketable securities	—	(17,103)
Proceeds from marketable securities	1,100	1,960
Proceeds from other investments	—	457
Other investments	(175)	(118)
Cash paid for acquisition, net of cash acquired	—	(211)
Net cash used in investing activities	(8,761)	(23,285)

Cash flows from financing activities:
Common dividends paid	(15,018)	(14,755)
Net payments for stock awards	(2,849)	(4,964)
Repurchase of common stock	(3,961)	—
Net cash used in financing activities	(21,828)	(19,719)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,097	(887)
Net increase (decrease) in cash, cash equivalents, and restricted cash	28,103	(8,649)
Cash, cash equivalents, and restricted cash — beginning of period	279,212	227,454
Cash, cash equivalents, and restricted cash — end of period	$307,315	$218,805

STRATEGIC EDUCATION, INC. UNAUDITED SEGMENT REPORTING (in thousands)
	For the three months ended March 31,
	2022	2023
Revenues:
U.S. Higher Education	$195,766	$196,895
Australia/New Zealand	48,512	41,503
Education Technology Services	14,577	18,208
Consolidated revenues	$258,855	$256,606
Income (loss) from operations:
U.S. Higher Education	$15,483	$9,589
Australia/New Zealand	(749)	(7,182)
Education Technology Services	4,713	5,796
Amortization of intangible assets	(3,738)	(3,532)
Merger and integration costs	(410)	(425)
Restructuring costs	(1,858)	(5,595)
Consolidated income (loss) from operations	$13,441	$(1,349)

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income (loss) from operations, operating margin, income (loss) before income taxes, net income (loss), earnings (loss) per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing an adjusted effective income tax rate of 30.0% for the three months ended March 31, 2022 and 2023. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended March 31, 2023 are also presented on a constant currency basis utilizing an exchange rate of 0.72 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2022. We define EBITDA as net income (loss) before other income (expense), the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS

(in thousands, except per share data)

		For the three months ended March 31, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$258,855	$—	$—	$—	$—	$—	$258,855
Total costs and expenses	$245,414	$(3,738)	$(410)	$(1,858)	$—	$—	$239,408
Income from operations	$13,441	$3,738	$410	$1,858	$—	$—	$19,447
Operating margin	5.2%						7.5%
Income before income taxes	$12,270	$3,738	$410	$1,858	$387	$—	$18,663
Net income	$7,029	$3,738	$410	$1,858	$387	$(358)	$13,064

Earnings per share:
Diluted	$0.29						$0.54
Weighted average shares outstanding:
Diluted	24,114						24,114
		For the three months ended March 31, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$256,606	$—	$—	$—	$—	$—	$256,606
Total costs and expenses	$257,955	$(3,532)	$(425)	$(5,595)	$—	$—	$248,403
Income (loss) from operations	$(1,349)	$3,532	$425	$5,595	$—	$—	$8,203
Operating margin	-0.5%						3.2%
Income (loss) before income taxes	$(951)	$3,532	$425	$5,595	$(325)	$—	$8,276
Net income (loss)	$(2,028)	$3,532	$425	$5,595	$(325)	$(1,406)	$5,793

Earnings (loss) per share:
Diluted	$(0.09)						$0.24
Weighted average shares outstanding:
Diluted(6)	23,430						24,023
(1)

Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(4)	Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing an adjusted effective income tax rate of 30.0% for the three months ended March 31, 2022 and 2023.

(6)

For the three months ended March 31, 2023, 593,000 shares issuable in connection with stock options, restricted stock and restricted stock units were excluded from the diluted loss per share calculation because the effect would have been anti-dilutive due to the Company’s net loss during the period.

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Q1 2023 AS ADJUSTED WITH CONSTANT CURRENCY (in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$256,606	$2,978	$259,584
Total costs and expenses	$248,403	$2,846	$251,249
Income from operations	$8,203	$132	$8,335
Operating margin	3.2%		3.2%
Income before income taxes	$8,276	$155	$8,431
Net income	$5,793	$109	$5,902

Earnings per share:
Diluted	$0.24		$0.25
Weighted average shares outstanding:
Diluted	24,023		24,023
(1)

Reflects an adjustment to translate foreign currency results for the three months ended March 31, 2023 at a constant exchange rate of 0.72 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2022.

STRATEGIC EDUCATION, INC. UNAUDITED NON-GAAP SEGMENT REPORTING (in thousands)

	For the three months ended March 31,
	2022	2023
Revenues:
U.S. Higher Education	$195,766	$196,895
Australia/New Zealand	48,512	41,503
Education Technology Services	14,577	18,208
Consolidated revenues	258,855	256,606

Income (loss) from operations:
U.S. Higher Education	$15,483	$9,589
Australia/New Zealand	(749)	(7,182)
Education Technology Services	4,713	5,796
Amortization of intangible assets	(3,738)	(3,532)
Merger and integration costs	(410)	(425)
Restructuring costs	(1,858)	(5,595)
Consolidated income (loss) from operations	13,441	(1,349)

Adjustments to consolidated income (loss) from operations:
Amortization of intangible assets	3,738	3,532
Merger and integration costs	410	425
Restructuring costs	1,858	5,595
Total adjustments to consolidated income (loss) from operations	6,006	9,552

Adjusted income (loss) from operations by segment:
U.S. Higher Education	15,483	9,589
Australia/New Zealand	(749)	(7,182)
Education Technology Services	4,713	5,796
Total adjusted income from operations	$19,447	$8,203

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES ADJUSTED EBITDA (in thousands)
	For the three months ended March 31,
	2022	2023
Net income (loss)	$7,029	$(2,028)
Provision for income taxes	5,241	1,077
Other (income) expense	1,171	(398)
Depreciation and amortization	16,272	14,651
EBITDA (1)	29,713	13,302
Stock-based compensation	5,068	5,632
Merger and integration costs (2)	463	425
Restructuring costs (3)	1,621	6,095
Cloud computing amortization (4)	1,492	1,745
Adjusted EBITDA (1)	$38,357	$27,199
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)

Reflects integration charges associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand. Excludes $0.1 million of depreciation and amortization for the three months ended March 31, 2022.

(3)

Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Excludes $0.2 million of depreciation and amortization expense for the three months ended March 31, 2022 and $0.5 million of depreciation and amortization benefit related to a gain on the sale of property and equipment for the three months ended March 31, 2023.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com